News Release

Virtus Investment Partners Announces Financial Results for the Second Quarter 2017

▪	EPS of ($0.34); EPS, As Adjusted, of $1.61

▪	Total Sales of $3.5B; Net Flows of ($0.2B); Long-Term AUM of $85.0B

Hartford, CT, July 28, 2017 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended June 30, 2017. The results reflect the acquisition of RidgeWorth Investments that closed on June 1, 2017.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	6/30/2017	6/30/2016	Change	3/31/2017	Change

U.S. GAAP Financial Measures
Revenues	$94.1	$80.1	18%	$79.8	18%
Operating expenses	$90.9	$71.3	27%	$69.7	30%
Operating income	$3.2	$8.7	(64%)	$10.0	(68%)
Operating margin	3.4%	10.9%		12.6%
Net (loss) income attributable to common stockholders	$(2.4)	$8.1	N/M	$10.9	N/M
(Loss) earnings per share - diluted	$(0.34)	$0.97	N/M	$1.62	N/M
Weighted average shares outstanding - diluted	7.064	8.314	(15%)	6.773	4%

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$78.6	$62.6	26%	$64.7	21%
Operating expenses, as adjusted	$55.9	$45.9	22%	$51.2	9%
Operating income, as adjusted	$22.7	$16.7	36%	$13.5	68%
Operating margin, as adjusted	28.8%	26.6%		20.9%
Net income attributable to common stockholders, as adjusted	$13.4	$10.3	30%	$8.6	55%
Earnings per share - diluted, as adjusted	$1.61	$1.24	30%	$1.16	39%
Weighted average shares outstanding - diluted, as adjusted	8.311	8.314	—%	7.447	12%

(1) See the information beginning on page 11 for reconciliations to their most directly comparable U.S. GAAP measures and other important disclosures
N/M - Not Meaningful

Earnings Summary

The company presents U.S. GAAP earnings information and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented most accurately reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 11 of this earnings release.

Virtus Investment Partners, Inc. 2.

Asset Flows and Assets Under Management
(in billions)

	Three Months Ended			Three Months Ended
	6/30/2017	6/30/2016	Change	3/31/2017	Change
Ending long-term assets under management (1)	$85.0	$45.2	88%	$48.0	77%
Ending total assets under management	$88.6	$45.2	96%	$48.0	84%
Average long-term assets under management (1)	$60.7	$44.8	35%	$46.4	31%
Average total assets under management	$62.0	$44.8	38%	$46.4	34%
Gross sales	$3.5	$2.4	44%	$3.3	6%
Net flows	$(0.2)	$(2.2)	91%	$0.5	N/M

(1) Excludes assets under management in liquidity strategies, including open-end mutual funds and institutional accounts
N/M - Not Meaningful

Long-term assets under management of $85.0 billion at June 30, 2017 increased $37.0 billion, or 77 percent, from March 31, 2017 reflecting $35.7 billion of assets resulting from the acquisition, market appreciation, and modest net outflows. Total assets under management at June 30, 2017 were $88.6 billion and included $3.6 billion of liquidity assets.
Total sales of $3.5 billion increased 6 percent sequentially and 44 percent from the prior-year quarter. The sequential-quarter increase reflects higher sales in open-end funds and institutional, while the year-over-year increase includes higher sales in all product categories.
Mutual fund sales of $2.3 billion increased sequentially and reflected higher sales in domestic equity and fixed income products. When compared to the prior-year quarter, mutual fund sales increased 67 percent due to higher sales in domestic and international equity and fixed income strategies.
Net flows were ($0.2) billion, which include ($0.7) billion from the acquired business, compared with $0.5 billion sequentially, as net outflows in institutional and structured products more than offset net inflows in retail separate accounts and ETFs. Net flows improved from ($2.2) billion in the prior-year quarter due to higher sales and lower redemptions in mutual funds, primarily emerging markets.
Mutual fund net flows in the second quarter were relatively flat compared with ($0.1) billion in the first quarter and ($2.4) billion in the prior-year quarter. The year-over-year improvement is due primarily to higher sales and lower redemptions in emerging markets and higher sales in domestic equity and fixed income strategies.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results

Operating income decreased 68 percent sequentially to $3.2 million as higher operating expenses more than offset higher revenue. Operating expenses included $16.3 million of acquisition and integration costs, primarily severance and professional fees.
The second quarter net loss per diluted share of ($0.34) included ($1.63) of acquisition and integration costs, ($0.21) of discrete tax expense adjustments, ($0.14) of acquisition-related amortization of intangible assets, and ($0.11) of incremental interest expense. First quarter earnings per share of $1.62 included $0.71 of unrealized gains on investments, $0.08 of discrete tax expense adjustments, a $0.07 benefit from a lower share count, ($0.45) of specific employment expenses, and ($0.15) per share of acquisition and integration costs.
The effective tax rate was 99 percent and included discrete items of $1.5 million, primarily related to the establishment of a valuation allowance on certain state net operating losses.
Non-GAAP Results
Investment management fees, as adjusted, increased 27 percent sequentially, reflecting the impact of a 31 percent increase in average long-term assets. Employment expenses, as adjusted, increased 3 percent sequentially and reflect one month of expenses related to the new employees following the close of the acquisition and higher variable incentive compensation, which more than offset the impact of seasonal items in the first quarter. Other operating expenses, as adjusted, increased 30 percent from the prior quarter and included the additional operating expenses from the acquisition, annual equity grants to the Board of Directors, and higher sales and marketing costs.
Operating income, as adjusted, of $22.7 million increased 68 percent from the first quarter and included a $5.1 million contribution from the acquired business. Operating margin, as adjusted, was 29 percent, an increase from 21 percent on a sequential basis.
Net income attributable to common stockholders, as adjusted, was $1.61 per diluted common share, an increase of 39 percent from the first quarter.
The effective tax rate, as adjusted, was 38 percent, which was relatively unchanged from prior periods.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	6/30/2017	6/30/2016	Change	3/31/2017	Change
Cash and cash equivalents	$127.6	$155.5	(18%)	$235.9	(46%)
Contingent consideration	$51.7	$—	N/M	$—	N/M
Debt	$248.1	$—	N/M	$—	N/M
Total equity attributable to stockholders	$573.6	$466.1	23%	$552.4	4%

Working capital (1)	$49.1	$151.9	(68%)	$224.8	(78%)
Net debt (cash) (2)	$184.1	$(155.5)	N/M	$(235.9)	N/M

(1) Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable, and contingent consideration
(2) Defined as gross debt and contingent consideration less cash and cash equivalents
N/M - Not Meaningful

The acquisition of RidgeWorth Investments closed on June 1, 2017 for total consideration (excluding working capital adjustments) of $533.9 million, comprising a $472.0 million purchase price for the business and $61.9 million for balance sheet investments. Consideration at closing of $482.2 million was funded with $457.9 million in cash, including $260.0 million of proceeds from a seven-year term loan, and $24.3 million in equity/deferred cash. The remaining $51.7 million was recorded as contingent consideration and will be paid in the fourth quarter of 2017.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Virtus Investment Partners management will host an investor conference call on Friday, July 28, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 if calling from within the U.S. or 253-336-7413 if calling from outside the U.S. (Conference ID: 59488524). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through August 5, 2017 by telephone at 855-859-2056 if calling from within the U.S. or 404-537-3406 if calling from outside the U.S. (Conference ID: 59488524).

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliates include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, Seix Investment Advisors, Silvant Capital Management, and Virtus ETF Solutions. Additional information can be found at www.virtus.com.

Contacts

Jeanne Hess, Investor Relations (860) 263-4730 jeanne.hess@virtus.com	Joe Fazzino, Media Relations (860) 263-4725 joe.fazzino@virtus.com

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2017	6/30/2016	Change	3/31/2017	Change	6/30/2017	6/30/2016	Change
Revenues
Investment management fees	$74,062	$58,192	27%	$59,271	25%	$133,333	$115,836	15%
Distribution and service fees	10,439	12,167	(14%)	10,783	(3%)	21,222	24,645	(14%)
Administration and transfer agent fees	9,476	9,499	—%	8,981	6%	18,457	19,497	(5%)
Other income and fees	155	227	(32%)	741	(79%)	896	402	123%
Total revenues	94,132	80,085	18%	79,776	18%	173,908	160,380	8%
Operating Expenses
Employment expenses	42,992	33,065	30%	39,641	8%	82,633	69,042	20%
Distribution and other asset-based expenses	15,764	17,432	(10%)	15,323	3%	31,087	35,533	(13%)
Other operating expenses	20,236	12,457	62%	13,226	53%	33,462	23,222	44%
Operating expenses of consolidated investment products	473	4,618	(90%)	642	(26%)	1,115	5,807	(81%)
Restructuring and severance	8,894	2,391	272%	—	N/M	8,894	2,391	272%
Depreciation and other amortization	776	776	—%	664	17%	1,440	1,638	(12%)
Amortization expense	1,813	603	201%	233	N/M	2,046	1,254	63%
Total operating expenses	90,948	71,342	27%	69,729	30%	160,677	138,887	16%
Operating Income	3,184	8,743	(64%)	10,047	(68%)	13,231	21,493	(38%)
Other (Expense) Income
Realized and unrealized gain on investments, net	1,287	3,281	(61%)	297	333%	1,584	2,623	(40%)
Realized and unrealized (loss) gain on investments of consolidated investment products, net	(1,424)	3,678	N/M	4,444	N/M	3,020	6,208	(51%)
Other income, net	47	(15)	N/M	646	(93%)	693	213	225%
Total other (expense) income, net	(90)	6,944	N/M	5,387	N/M	5,297	9,044	(41%)
Interest (Expense) Income
Interest expense	(3,739)	(129)	N/M	(243)	N/M	(3,982)	(261)	N/M
Interest and dividend income	446	619	(28%)	188	137%	634	892	(29%)
Interest and dividend income of investments of consolidated investment products	5,102	4,278	19%	5,656	(10%)	10,758	9,445	14%
Interest expense of consolidated investment products	(2,995)	(5,668)	47%	(2,857)	(5%)	(5,852)	(6,400)	9%
Total interest (expense) income, net	(1,186)	(900)	(32%)	2,744	N/M	1,558	3,676	(58%)
Income Before Income Taxes	1,908	14,787	(87%)	18,178	(90%)	20,086	34,213	(41%)
Income tax expense	1,880	6,087	(69%)	4,433	(58%)	6,313	13,643	(54%)
Net Income	28	8,700	(100%)	13,745	(100%)	13,773	20,570	(33%)
Noncontrolling interests	(333)	(612)	46%	(718)	54%	(1,051)	(119)	N/M
Net (Loss) Income Attributable to Stockholders	(305)	8,088	N/M	13,027	N/M	12,722	20,451	(38%)
Preferred stockholder dividends	(2,084)	—	N/M	(2,084)	—%	(4,168)	—	N/M
Net (Loss) Income Attributable to Common Stockholders	$(2,389)	$8,088	N/M	$10,943	N/M	$8,554	$20,451	(58%)
(Loss) Earnings Per Share - Basic	$(0.34)	$0.99	N/M	$1.67	N/M	$1.26	$2.48	(49%)
(Loss) Earnings Per Share - Diluted	$(0.34)	$0.97	N/M	$1.62	N/M	$1.22	$2.43	(50%)
Cash Dividends Declared Per Preferred Share	$1.81	$—	N/M	$1.81	—%	$3.63	$—	N/M
Cash Dividends Declared Per Common Share	$0.45	$0.45	—%	$0.45	—%	$0.90	$0.90	—%
Weighted Average Shares Outstanding - Basic	7,064	8,170	(14%)	6,542	8%	6,804	8,257	(18%)
Weighted Average Shares Outstanding - Diluted	7,064	8,314	(15%)	6,773	4%	7,020	8,410	(17%)

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017
By product (period end):
Open-End Funds (1)	$24,813.8	$25,266.4	$23,432.8	$24,716.8	$41,452.8
Closed-End Funds	6,959.6	6,887.3	6,757.4	6,814.3	6,707.2
Exchange Traded Funds	399.4	460.6	596.8	863.3	968.8
Retail Separate Accounts	7,407.2	7,924.8	8,473.5	9,312.1	12,351.1
Institutional Accounts	4,920.0	5,376.6	5,492.7	5,711.3	20,639.1
Structured Products	669.7	623.8	613.1	602.0	2,899.8
Total Long-Term	$45,169.7	$46,539.5	$45,366.3	$48,019.8	$85,018.8
Liquidity (3)	—	—	—	—	3,570.6
Total	45,169.7	46,539.5	45,366.3	48,019.8	88,589.4

By product (average) (2)
Open-End Funds (1)	$25,537.7	$25,149.9	$24,223.1	$24,157.6	$30,651.6
Closed-End Funds	6,659.9	6,853.4	6,668.9	6,786.1	6,809.6
Exchange Traded Funds	371.9	426.0	490.1	759.2	900.8
Retail Separate Accounts	7,015.0	7,413.6	7,898.6	8,463.6	10,143.7
Institutional Accounts	4,831.6	5,044.2	5,400.8	5,603.2	10,795.1
Structured Products	392.3	643.4	614.2	603.3	1,392.9
Total Long-Term	$44,808.4	$45,530.5	$45,295.7	$46,373.0	$60,693.7
Liquidity (3)	—	—	—	—	1,328.6
Total	$44,808.4	$45,530.5	$45,295.7	$46,373.0	$62,022.3

By asset class (period end):
Equity	$26,206.9	$26,669.5	$25,822.3	$27,990.5	$41,672.6
Fixed Income	15,450.6	15,756.8	15,523.6	15,908.7	39,102.1
Alternatives (4)	3,512.2	4,113.2	4,020.4	4,120.6	4,244.1
Liquidity (3)	—	—	—	—	3,570.6
Total	$45,169.7	$46,539.5	$45,366.3	$48,019.8	$88,589.4

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Net Management Fees Earned (5)
(in basis points)

	Three Months Ended
	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017
Total Products
Open-End Funds (1)	49.4	50.1	50.5	50.5	50.7
Closed-End Funds	65.4	65.9	66.5	66.2	65.8
Exchange Traded Funds	36.2	32.4	24.6	31.7	27.2
Retail Separate Accounts	55.2	53.2	52.8	53.9	49.7
Institutional Accounts	37.1	37.0	37.7	37.2	32.7
Structured Products	24.9	76.3	32.9	33.5	33.5
All Long-Term Products	51.1	51.8	51.2	51.3	48.3
Liquidity (3)	—	—	—	—	11.4
All Products	51.1	51.8	51.2	51.3	47.5

(1) Represents assets under management of U.S. 1940 Act mutual funds and Undertakings for Collective Investments in Transferable Securities ("UCITS")
(2) Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior quarter ending balance or average of month-end balances in quarter
- Institutional Accounts - average of month-end balances in quarter
(3) Represents assets under management in liquidity strategies, including open-end funds and institutional accounts
(4) Consists of real estate securities, master-limited partnerships, options strategies, and other
(5) Represents net investment management fees divided by average assets. Net investment management fees are investment management fees, as adjusted, less fees paid to third-party service providers for investment management related services, which impacted the fee rate in the three months ended June 30, 2017 for Open-End Funds and All Products by 0.8 and 0.5 basis points, respectively.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Six Months Ended
	6/30/2016	9/30/2016	12/31/2016	3/31/2017	6/30/2017	6/30/2016	6/30/2017
Open-End Funds (1)
Beginning balance	$26,536.0	$24,813.8	$25,266.4	$23,432.8	$24,716.8	$28,882.1	$23,432.8
Inflows	1,351.9	1,882.5	1,642.3	2,032.7	2,253.9	3,545.3	4,286.6
Outflows	(3,799.8)	(2,139.4)	(2,384.2)	(2,134.7)	(2,278.6)	(8,594.1)	(4,413.3)
Net flows	(2,447.9)	(256.9)	(741.9)	(102.0)	(24.7)	(5,048.8)	(126.7)
Market performance	887.5	736.5	(1,021.2)	1,444.5	1,212.3	1,183.4	2,656.8
Other (2)	(161.8)	(27.0)	(70.5)	(58.5)	15,548.4	(202.9)	15,489.9
Ending balance	$24,813.8	$25,266.4	$23,432.8	$24,716.8	$41,452.8	$24,813.8	$41,452.8

Closed-End Funds
Beginning balance	$6,543.6	$6,959.6	$6,887.3	$6,757.4	$6,814.3	$6,222.3	$6,757.4
Inflows	—	—	—	—	—	—	—
Outflows	(103.3)	—	—	(81.6)	(31.2)	(103.3)	(112.8)
Net flows	(103.3)	—	—	(81.6)	(31.2)	(103.3)	(112.8)
Market performance	481.7	(63.3)	(44.8)	280.8	16.4	903.0	297.2
Other (2)	37.6	(9.0)	(85.1)	(142.3)	(92.3)	(62.4)	(234.6)
Ending balance	$6,959.6	$6,887.3	$6,757.4	$6,814.3	$6,707.2	$6,959.6	$6,707.2

Exchange Traded Funds
Beginning balance	$353.6	$399.4	$460.6	$596.8	$863.3	$340.8	$596.8
Inflows	52.8	66.9	200.8	265.7	185.1	115.1	450.8
Outflows	(20.8)	(19.6)	(50.6)	(23.0)	(51.3)	(54.6)	(74.3)
Net flows	32.0	47.3	150.2	242.7	133.8	60.5	376.5
Market performance	17.4	19.4	(2.9)	34.6	(8.5)	3.8	26.1
Other (2)	(3.6)	(5.5)	(11.1)	(10.8)	(19.8)	(5.7)	(30.6)
Ending balance	$399.4	$460.6	$596.8	$863.3	$968.8	$399.4	$968.8

Retail Separate Accounts
Beginning balance	$7,021.1	$7,407.2	$7,924.8	$8,473.5	$9,312.1	$6,784.4	$8,473.5
Inflows	444.2	516.1	466.0	689.2	656.2	843.4	1,345.4
Outflows	(314.6)	(182.0)	(296.0)	(297.9)	(455.7)	(678.9)	(753.6)
Net flows	129.6	334.1	170.0	391.3	200.5	164.5	591.8
Market performance	246.5	189.9	376.3	453.8	341.6	457.3	795.4
Other (2)	10.0	(6.4)	2.4	(6.5)	2,496.9	1.0	2,490.4
Ending balance	$7,407.2	$7,924.8	$8,473.5	$9,312.1	$12,351.1	$7,407.2	$12,351.1

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product (Continued)
(in millions)

	Three Months Ended					Six Months Ended
	6/30/2016	9/30/2016	12/31/2016	3/31/2017	6/30/2017	6/30/2016	6/30/2017
Institutional Accounts
Beginning balance	$4,848.3	$4,920.0	$5,376.6	$5,492.7	$5,711.3	$4,799.7	$5,492.7
Inflows	224.9	612.5	321.7	277.7	357.1	411.1	634.8
Outflows	(292.0)	(207.2)	(263.5)	(191.9)	(612.1)	(568.6)	(804.0)
Net flows	(67.1)	405.3	58.2	85.8	(255.0)	(157.5)	(169.2)
Market performance	144.1	56.4	63.7	138.3	168.1	292.5	306.4
Other (2)	(5.3)	(5.1)	(5.8)	(5.5)	15,014.7	(14.7)	15,009.2
Ending balance	$4,920.0	$5,376.6	$5,492.7	$5,711.3	$20,639.1	$4,920.0	$20,639.1

Structured Products
Beginning balance	$348.6	$669.7	$623.8	$613.1	$602.0	$356.0	$613.1
Inflows	316.3	—	—	—	—	316.3	—
Outflows	(13.5)	(45.2)	(11.6)	(16.7)	(224.0)	(13.5)	(240.7)
Net flows	302.8	(45.2)	(11.6)	(16.7)	(224.0)	302.8	(240.7)
Market performance	9.5	3.9	6.7	10.3	13.5	9.5	23.8
Other (2)	8.8	(4.6)	(5.8)	(4.7)	2,508.3	1.4	2,503.6
Ending balance	$669.7	$623.8	$613.1	$602.0	$2,899.8	$669.7	$2,899.8

Total Long-Term
Beginning balance	$45,651.2	$45,169.7	$46,539.5	$45,366.3	$48,019.8	$47,385.3	$45,366.3
Inflows	2,390.1	3,078.0	2,630.8	3,265.3	3,452.3	5,231.2	6,717.6
Outflows	(4,544.0)	(2,593.4)	(3,005.9)	(2,745.8)	(3,652.9)	(10,013.0)	(6,398.7)
Net flows	(2,153.9)	484.6	(375.1)	519.5	(200.6)	(4,781.8)	318.9
Market performance	1,786.7	942.8	(622.2)	2,362.3	1,743.4	2,849.5	4,105.7
Other (2)	(114.3)	(57.6)	(175.9)	(228.3)	35,456.2	(283.3)	35,227.9
Ending balance	$45,169.7	$46,539.5	$45,366.3	$48,019.8	$85,018.8	$45,169.7	$85,018.8

Liquidity
Beginning balance	$—	$—	$—	$—	$—	$—	$—
Other (2)	—	—	—	—	3,570.6	—	3,570.6
Ending balance	$—	$—	$—	$—	$3,570.6	$—	$3,570.6

Total
Beginning balance	$45,651.2	$45,169.7	$46,539.5	$45,366.3	$48,019.8	$47,385.3	$45,366.3
Inflows	2,390.1	3,078.0	2,630.8	3,265.3	3,452.3	5,231.2	6,717.6
Outflows	(4,544.0)	(2,593.4)	(3,005.9)	(2,745.8)	(3,652.9)	(10,013.0)	(6,398.7)
Net flows	(2,153.9)	484.6	(375.1)	519.5	(200.6)	(4,781.8)	318.9
Market performance	1,786.7	942.8	(622.2)	2,362.3	1,743.4	2,849.5	4,105.7
Other (2)	(114.3)	(57.6)	(175.9)	(228.3)	39,026.8	(283.3)	38,798.5
Ending balance	$45,169.7	$46,539.5	$45,366.3	$48,019.8	$88,589.4	$45,169.7	$88,589.4

(1) Represents assets under management of U.S. 1940 Act mutual funds and Undertakings for Collective Investment in Transferable Securities ("UCITS")
(2) Represents open-end and closed-end mutual fund distributions, net of reinvestments, net flows from non-sales related activities such as asset acquisitions/(dispositions), marketable securities investments/(withdrawals), the impact on assets from the use of leverage, and the net change in assets for liquidity strategies

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	6/30/2017	6/30/2016	3/31/2017
Total revenues, GAAP	$94,132	$80,085	$79,776
Distribution and other asset-based expenses (1)	(15,764)	(17,432)	(15,323)
Consolidated investment products revenues (2)	236	(27)	286
Total revenues, as adjusted	$78,604	$62,626	$64,739

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	6/30/2017	6/30/2016	3/31/2017
Total operating expenses, GAAP	$90,948	$71,342	$69,729
Distribution and other asset-based expenses (1)	(15,764)	(17,432)	(15,323)
Consolidated investment products expenses (2)	(473)	(4,618)	(642)
Amortization of intangible assets (3)	(1,813)	(603)	(233)
Restructuring and severance (4)	(255)	(2,391)	—
Acquisition and integration expenses (5)	(16,327)	—	(1,629)
Other (6)	(374)	(358)	(669)
Total operating expenses, as adjusted	$55,942	$45,940	$51,233

Reconciliation of Operating Income, GAAP to Operating Income, as Adjusted:

	Three Months Ended
	6/30/2017	6/30/2016	3/31/2017
Operating income, GAAP	$3,184	$8,743	$10,047
Consolidated investment products earnings (2)	709	4,591	928
Amortization of intangible assets (3)	1,813	603	233
Restructuring and severance (4)	255	2,391	—
Acquisition and integration expenses (5)	16,327	—	1,629
Other (6)	374	358	669
Operating income, as adjusted	$22,662	$16,686	$13,506

Operating margin, GAAP	3.4%	10.9%	12.6%
Operating margin, as adjusted	28.8%	26.6%	20.9%

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12.

Reconciliation of Net (Loss) Income Attributable to Common Stockholders, GAAP to Net Income Attributable to Common Stockholders, as Adjusted:

	Three Months Ended
	6/30/2017	6/30/2016	3/31/2017
Net (loss) income attributable to common stockholders, GAAP	$(2,389)	$8,088	$10,943
Amortization of intangible assets, net of tax (3)	1,124	371	143
Restructuring and severance, net of tax (4)	158	1,470	—
Acquisition and integration expenses, net of tax (5)	11,540	—	1,001
Other, net of tax (6)	3,779	220	2,209
Seed capital and CLO investments (earnings) losses, net of tax (7)	(859)	149	(5,679)
Net income attributable to common stockholders, as adjusted	$13,353	$10,298	$8,617

Weighted Average Shares Outstanding - Basic	7,064	8,170	6,542
Preferred stockA	1,045	—	675
Weighted Average Shares Outstanding - Basic, as adjusted	8,109	8,170	7,217

Weighted Average Shares Outstanding - Diluted	7,064	8,314	6,773
Preferred stockA	1,045	—	674
Restricted stock units	202	—	—
Weighted Average Shares Outstanding - Diluted, as adjusted	8,311	8,314	7,447

(Loss) Earnings Per Share - Basic, GAAP	$(0.34)	$0.99	$1.67
(Loss) Earnings Per Share - Diluted, GAAP	$(0.34)	$0.97	$1.62

Earnings Per Share - Basic, as adjusted	$1.65	$1.26	$1.19
Earnings Per Share - Diluted, as adjusted	$1.61	$1.24	$1.16
A Assumes conversion of preferred shares to common shares at the 20 day volume-weighted average common stock price as of period end, subject to a conversion price range of $110 to $132 per share, resulting in a conversion ratio range of 0.9091 to 0.7576

Reconciliation of Income Before Taxes, GAAP to Income Before Taxes, as Adjusted:

	Three Months Ended
	6/30/2017	6/30/2016	3/31/2017
Income before taxes, GAAP	$1,908	$14,787	$18,178
Consolidated investment products (earnings) (2)	(333)	(612)	(718)
Amortization of intangible assets (3)	1,813	603	233
Restructuring and severance (4)	255	2,391	—
Acquisition and integration expenses (5)	18,613	—	1,629
Other (6)	374	358	669
Seed capital and CLO investments (earnings) (7)	(1,096)	(781)	(5,967)
Income before taxes, as adjusted	$21,534	$16,746	$14,024

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13.

Reconciliation of Income Tax Expense, GAAP to Income Tax Expense, as Adjusted:

	Three Months Ended
	6/30/2017	6/30/2016	3/31/2017
Income tax expense, GAAP	$1,880	$6,087	$4,433
Tax impact of:
Amortization of intangible assets (3)	689	232	90
Restructuring and severance (4)	97	921	—
Acquisition and integration expenses (5)	7,073	—	628
Other (6)	(1,321)	138	544
Seed capital and CLO investments (earnings) (7)	(237)	(930)	(288)
Income tax expense, as adjusted	$8,181	$6,448	$5,407

Effective tax rate, GAAPA	98.5%	41.2%	24.4%
Effective tax rate, as adjustedB	38.0%	38.5%	38.6%
A Reflects income tax expense, GAAP, divided by income before taxes, GAAP
B Reflects income tax expense, as adjusted, divided by income before taxes, as adjusted

Reconciliation of Investment Management Fees, GAAP to Investment Management Fees, as Adjusted:

	Three Months Ended
	6/30/2017	6/30/2016	3/31/2017
Investment management fees, GAAP	$74,062	$58,192	$59,271
Consolidated investment products fees (2)	210	(88)	242
Investment management fees, as adjusted	$74,272	$58,104	$59,513

Reconciliation of Administration and Transfer Agent Fees, GAAP to Administration and Transfer Agent Fees, as
Adjusted:

	Three Months Ended
	6/30/2017	6/30/2016	3/31/2017
Administration and transfer agent fees, GAAP	$9,476	$9,499	$8,981
Consolidated investment products fees (2)	19	49	34
Administration and transfer agent fees, as adjusted	$9,495	$9,548	$9,015

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	6/30/2017	6/30/2016	3/31/2017
Employment expenses, GAAP	$42,992	$33,065	$39,641
Acquisition and integration expenses (5)	(2,059)	—	—
Employment expenses, as adjusted	$40,933	$33,065	$39,641

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14.

Reconciliation of Restructuring and Severance, GAAP to Restructuring and Severance, as Adjusted:

	Three Months Ended
	6/30/2017	6/30/2016	3/31/2017
Restructuring and severance, GAAP	$8,894	$2,391	$—
Restructuring and severance (4)	(255)	(2,391)	—
Acquisition and integration expenses (5)	(8,639)	—	—
Restructuring and severance, as adjusted	$—	$—	$—

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	6/30/2017	6/30/2016	3/31/2017
Other operating expenses, GAAP	$20,236	$12,457	$13,226
Acquisition and integration expenses (5)	(5,629)	—	(1,629)
Other (6)	(374)	(358)	(669)
Other operating expenses, as adjusted	$14,233	$12,099	$10,928

Notes to Reconciliations:

1.
Distribution and other asset-based expenses - Primarily payments to third-party distribution partners and third-party service providers for providing services to investors in our sponsored funds and payments to third-party service providers for investment management-related services. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize intermediary distribution partners or third-party service providers.

2.
Consolidated investment products - Revenues and expenses generated by operating activities of majority-owned mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

3.
Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

4.
Restructuring and severance - Certain expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.

5.
Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, professional fees and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 15.

Components of Acquisition and Integration expenses for the respective periods are shown in the    table below:

	Three Months Ended
Acquisition Related Expenses	6/30/2017	6/30/2016	3/31/2017
Employment expenses	$2,059	$—	$—
Restructuring and severance	8,639	—	—
Other operating expenses	5,629	—	1,629
Total Acquisition Operating Expenses	16,327	—	1,629
Interest expense	2,286	—	—
Total Acquisition Related Expenses	$18,613	$—	$1,629

6.
Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. In addition, it includes income tax expense (benefit) items, such as adjustments for uncertain tax positions, valuation allowances and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Preferred dividends are adjusted as the shares are mandatorily convertible into common shares at the end of three years and the non-GAAP weighted average shares are adjusted to reflect the conversion. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown in the table below:

	Three Months Ended
Other	6/30/2017	6/30/2016	3/31/2017
System transition expenses	$374	$358	$669
Tax impact of system transition expenses	(141)	(138)	(258)
Discrete tax adjustments	1,462	—	(286)
Preferred stockholder dividends	2,084	—	2,084
Total Other	$3,779	$220	$2,209

7.
Seed capital and CLO investments earnings (losses) - Gains and losses (realized and unrealized), dividends and interest income generated by seed capital and CLO investments. Earnings or losses generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

Definitions:

Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP revenues in that they are reduced by distribution and other asset-based expenses that are generally passed through to external parties, and exclude the impact of consolidated sponsored investment products.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 16.

Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the impact of consolidated sponsored investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.

Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.

Earnings per share, as adjusted, represent net income attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and
Results of Operations” in our 2016 Annual Report on Form 10-K as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) the withdrawal, renegotiation or termination of investment advisory agreements; (c) damage to our reputation; (d) failure to comply with investment guidelines or other contractual requirements; (e) the inability to attract and retain key personnel; (f) challenges from the competition we face in our business; (g) adverse regulatory and legal developments; (h) unfavorable changes in tax laws or limitations; (i) adverse developments related to unaffiliated subadvisers; (j) negative implications of changes in key distribution relationships; (k) interruptions in or failure to provide service by third parties; (l) volatility associated with our common stock; (m) adverse civil litigation and government investigations or proceedings; (n) the risk of loss on our investments; (o) the inability to make quarterly distributions; (p) the lack of sufficient capital on satisfactory terms; (q) liabilities and losses not covered by insurance; (r) the inability to satisfy financial covenants; (s) the inability to achieve expected acquisition-related financial benefits and synergies; and other risks and uncertainties described in our 2016 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity, or which may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.
The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com